AGREEMENT

This Agreement is entered into this the 11 day of July, 2007, between LSI Group, LLC, a Louisiana limited liability company ("LSI") and Chiropractic USA, Inc., a Colorado corporation ("CUSA").

WHEREAS, LSI owns two chiropractic clinics, one in Lake Charles, Louisiana and the other in Sulphur, Louisiana, each of which is a franchisee of CUSA; and

WHEREAS, LSI is indebted to CUSA for unpaid royalties and the outstanding balance of the promissory note (the "Note") for the original purchase of the Louisiana clinics; and

WHEREAS, the parties have reached an agreement regarding the royalties and the Note, the terms of which are set forth below.

THEREFORE, the parties agree as follows:

1. Within 24 hours of the execution of this Agreement, LSI will pay CUSA, by wire transfer of immediately available funds, the sum of $300,000, which will be applied first to the payment of outstanding royalties (up to an amount not to exceed $56,000) and then as a reduction of principal on the Note.

2. The remaining balance of the Note will be discounted by $100,000 and be paid in a balloon payment within 24 months of the date of this Agreement. Interest will not accrue on the Note if the balloon payment is made timely.

3. Timely payment of the balloon payment will result in full payment of the Note and discharge of LSI from the franchise agreements regarding both clinics described above.

4. No royalty payments or Note payments will be due for the 24 months following the date of this Agreement.

5. If the balloon payment is not made timely, then the $100,000 discount will not apply, interest will accrue and the obligation to make royalty payments will commence again.

6. LSI may sell the Sulphur clinic and retain 50% of the sales proceeds. The other 50% of the sales proceeds will be paid to CUSA and be applied toward the remaining balance of the Note.

7. Each party represents that it has authority to execute this Agreement, and this Agreement shall be binding upon the parties and their assigns and successors in interest.

CHIROPRACTIC USA, INC.

By: [signature]

CEO
Position

July 16 07
Date

LSI GROUP, LLC

By:__________________________

____
Position

____
Date